Exhibit (c)(ii)

DRAFT Deal Committee of the Board of Directors of MarkWest Hydrocarbon, Inc. Materials Prepared for: September 5, 2007 CONFIDENTIAL

Table of Contents Materials Prepared for the Deal Committee of the Board of Directors of MarkWest Hydrocarbon, Inc. 1. Situation Analysis 1 2. Overview of Transaction 10 3. Summary Valuation 15 A. Discounted Cash Flow Analysis 29 B. Comparable Company Trading Analysis 34 C. Comparable Acquisition Analysis 39 D. Cost of Equity 44 4. Pro Forma Analysis 46

Situation Analysis

1 Situation Analysis Overview Merrill Lynch & Co. (“Merrill Lynch”) has been retained by the Deal Committee (the “Deal Committee”) of the Board of Directors of MarkWest Hydrocarbon, Inc. (“MWP”) to act as financial advisor and render a fairness opinion (the “Opinion”) in connection with the acquisition of MWP by MarkWest Energy Partners, L.P. (“MWE”) pursuant to the Agreement and Plan of Redemption and Merger (the “Agreement”). The acquisition has 2-steps: (i) a first step redemption by MWP for cash (the “Redemption”) of those shares of MWP common stock electing to receive the cash consideration followed immediately by (ii) the merger (the “Merger” and, together with the Redemption, the “Transaction”) of a wholly owned subsidiary of MWE with and into MWP with MWP surviving such transaction as a wholly owned subsidiary of MWE. Each outstanding share of MWP’s common stock (other than certain shares as set forth in the Agreement) will be converted into the right to receive, at the election of the holder thereof: (i) stated consideration fixed at $20.00 in cash from MWP plus 1.285 common units of MWE; (ii) common units of MWE; or (iii) cash from MWP, both (ii) and (iii) are subject to proration and other adjustments set forth in the Agreement, and in either case have a value equal to the sum of $20.00 plus the value of 1.285 MWE units (the “Merger/Redemption Consideration”). Based on MWE’s closing unit price of $31.88 on August 31, 2007, the Merger/Redemption Consideration is equal to $60.97 per MWP share, or a 21.2% premium to MWP’s price per share as of August 31, 2007 of $50.29 Merrill Lynch has been asked whether the Merger/Redemption Consideration if fair from a financial point to the holders of MWP shares other than the Fox Family Holders and their respective affiliates (as such terms are defined in the Agreement) and the respective officers and directors of MWP and the MWE GP general partner of MWE. The materials herein contain: An update of the events and the market dynamics affecting the Transaction to date; An overview of the Transaction; A summary valuation of MWP; and A review of the pro forma impact of the Transaction on MWE.

2 Situation Analysis Current Ownership Structure Public 6,374,142 MWP Shares MarkWest Hydrocarbon, Inc. 4,938,992 MWE Common Units Officers / Directors 523,490 MWE Common Units 5,627,067 MWP Shares MarkWest Energy GP, L.L.C. Public 31,037,427 MWE Common Units MarkWest Energy Partners, L.P. 36,499,909 Total Common Units 53.1% 46.9% 89.7% 10.3% 85.0% L.P. Interest 13.5% L.P. Interest 2.0% G.P. Interest and IDRs 1.4% L.P. Interest ____________________ (1) Includes Frank Semple, John Mollenkopf, Randy Nickerson, Donald Heppermann, Nancy Buese, Corwin Bromley and others. John Fox 180,924 MWE Common Units 5,382,537 MWP Shares Other Officers / Directors(1) 342,566 MWE Common Units 244,530 MWP Shares

3 Situation Analysis Timeline of Events February 21, 2007 – MWP announced the appointment of an independent committee of its Board of Directors to review a possible sale to, business combination with, or other potential restructuring alternatives involving MWE. April 13, 2007 – The Deal Committee received a proposal from MWE to acquire 100% of the stock of MWP for $52.50 per share, consisting of $12.50 per share of cash and $40.00 per share in newly issued MWE common units (1.166 MWE common units per MWP share). Deal Committee rejected this proposal. April 26, 2007 – Board resolution defining the role of the Deal Committee is expanded to include reviewing potential third party proposals, among other things. May 1, 2007 –The Deal Committee received a proposal from MWE to purchase 100% of the stock of MWP for $12.50 in cash and 1.28 MWE common units per MWP share, or $60.50 per MWP share based on MWE's closing unit price on April 30, 2007 of $37.50, which was an all time high. Deal Committee rejected this proposal. May 21, 2007 – The Deal Committee received a proposal from MWE to acquire 100% of the stock of MWP for $16.75 in cash and 1.34 MWE common units per MWP share, or $62.48 per MWP share based on MWE's closing unit price on May 21, 2007 of $34.13; a proposal characterized by MWE as “final” with an expiration of May 25, 2007.

4 Situation Analysis Timeline of Events (cont'd) May 25, 2007 – The Deal Committee sent a response letter to the conflicts committee (“Conflicts Committee”) of the Board of Directors of the general partner of MWE (the “MWE GP”) rejecting its May 21, 2007 proposal and countering with a value of $68.00 per MWP share. June 9, 2007 – The Deal Committee received proposal from the Conflicts Committee to acquire 100% of the stock of MWP for $20.00 in cash and 1.235 MWE common units per share, or $62.98 per MWP share based on MWE's closing unit price on June 8, 2007 of $34.80; a proposal characterized by the Conflicts Committee as “best”. June 10, 2007 – The Deal Committee extended a counter proposal (verbal) to the Conflicts Committee of 1.325 common units of MWE and $20.00 in cash per MWP share. June 11, 2007 – The Deal Committee received a verbal proposal from the Conflicts Committee to acquire 100% of the stock of MWP for $20.00 in cash and 1.285 MWE common units per share, or $64.65 per MWP share based MWE's closing unit price on June 11, 2007 of $34.75. July 22, 2007 – The Deal Committee received a reiteration of the previous proposal made on June 11, 2007 from the Conflicts Committee to acquire 100% of the stock of MWP for $20.00 in cash and 1.285 MWE common units per share, or $66.29 per MWP share based on MWE’s closing unit price on July 26, 2007 of $36.02.

5 Situation Analysis Timeline of Events (cont'd) Subsequent to the June 11 offer, MWP, MWE and their financial and legal advisors have primarily been addressing tax issues related to the transaction as well as negotiating terms of the Agreement summarized further herein. Since the offer of $20.00 in cash and 1.285 MWE common units per MWP share on June 11, the financial terms of the offer have not changed. However, the implied value of the offer has decreased from $64.65 to $60.97 per MWP share, or by approximately 5.7%, due to the MWE unit price decreasing from $34.75 to $31.88 During that period, the MWP share price has also declined from $56.62 per share to $50.29 per share As a result, the Merger/Redemption Consideration currently reflects a 21.2% premium to MWP’s share price as of August 31, 2007

MARKWEST

Situation Analysis

Recent Market Performance

- Since Merrill Lynch last presented to the Deal Committee on May 22, 2007, broader equity markets are relatively flat, despite significant interim volatility.
  - This movement is largely attributable to credit market volatility and concerns

	February 21, 2007	March 30, 2007	% change 2/21 - 3/30	May 21, 2007	% change 3/30 - 5/21	August 31, 2007	% change 5/21 - 8/31
DJIA	12,738	12,354	(3.0%)	13,543	9.6%	13,358	(1.4%)
Nasdaq	2,518	2,422	(3.8%)	2,579	6.5%	2,596	0.7%
S&P 500 Energy Index	446	463	3.8%	523	12.8%	532	1.7%
Alerian MLP Index	299	315	5.2%	330	4.9%	305	(7.5%)
10-Year Treasury Yield	4.69%	4.65%	-4 bps	4.67%	2 bps	4.53%	-14 bps
Natural Gas Price ($/MMBtu at Henry Hub)	$7.50	$7.50	0.0%	$7.58	1.1%	$5.56	(26.6%)
WTI Crude Oil ($/Bbl)	59.47	65.87	10.8%	63.19	(4.1%)	71.71	13.5%
MWP	58.30	62.00	6.3%	60.47	(2.5%)	50.29	(16.8%)
MWE	31.05	35.50	14.3%	34.13	(3.9%)	31.88	(6.6%)

- The MLP equity market has experienced a substantial decline in recent weeks which many have attributed to hedge funds selling due to reduced access to leverage and the MLP equity market's relative illiquidity resulting in the Alerian MLP index declining by 10.8% from its all time high on July 13, 2007 and 7.5% since May 21, 2007.
- The 10-year Treasury Yield has declined by 14 bps since May 21, 2007.
- Since May 21, MWP significantly underperformed the Alerian MLP Index declining by 16.8% while MWE has slightly outperformed the Alerian MLP index declining by 6.6%.

6

(3.2%) 7 Situation Analysis Relative Share/Unit Price Performance – Latest Twelve Months Relative Share/Unit Price Performance Relative Share/Unit Price Performance - Since February 21, 2007 86.5% 33.3% 16.6% 12.4% (13.7%) 2.7% 2.0% 1.1% 6.3% MWE Alerian Index S&P 500 MLP Comp Group(1) ____________________ (1) Includes Atlas Pipeline Partners, Copano Energy, L.L.C., Crosstex Energy, DCP Midstream Partners, Duncan Energy Partners LP, Eagle Rock Energy Parnters, Hiland Partners LC, Regency Energy Partners, Targa Resource Partners and Williams Partners. 60 80 100 120 140 160 180 200 220 240 260 9/1/06 10/6/06 11/10/06 12/15/06 1/19/07 2/23/07 3/30/07 5/4/07 6/8/07 7/13/07 8/13/07 60 80 100 120 140 2/21/07 3/14/07 4/4/07 4/25/07 5/16/07 6/6/07 6/27/07 7/18/07 8/4/07 8/21/07

8 Situation Analysis MLP Yield Comparison Since the February 21, 2007 announcement of a review of potential restructuring alternatives involving MWE, yields for MLPs in the 2% GP IDR tier have declined by an average of 66 bps while yields for MLPs currently above the 2% GP IDR tier have increased by over 18 bps on average. During this period, MWE’s yield has increased by 25 bps, in-line with MLPs in the 50% GP IDR tier. The result of such movement has been a wider yield disparity between MLPs in the 2% GP IDR tier and those in the 50% IDR tier GP IDR Current Yield Prior Change in MLP Tier Yield to Feb. 21 Ann. Yield Atlas Pipeline Partners 50.0% 7.5% 7.0% 49 bps Crosstex Energy 50.0% 6.4% 6.0% 46 bps DCP Midstream Partners 50.0% 4.7% 5.0% -31 bps Energy Transfer Partners 50.0% 6.2% 6.0% 18 bps Hiland Partners 50.0% 5.9% 5.1% 79 bps Kinder Morgan Energy Partners 50.0% 6.8% 6.6% 16 bps Magellan Midstream Partners 50.0% 5.9% 5.8% 2 bps ONEOK Partners 50.0% 6.2% 6.1% 18 bps Plains All American 50.0% 5.8% 5.9% -18 bps Sunoco Logistics 50.0% 6.2% 5.7% 50 bps Buckeye Partners 45.0% 6.6% 6.3% 28 bps Mean 6.2% 6.0% 23 bps Median 6.2% 6.0% 18 bps Enbridge Energy Partners 25.0% 7.3% 7.0% 22 bps Enterprise Products Partners 25.0% 6.5% 6.3% 21 bps Holly Energy Partners 25.0% 6.0% 6.0% 2 bps Martin Midstream 25.0% 6.9% 6.9% -6 bps NuStar Energy L.P. 25.0% 6.1% 5.6% 49 bps TC PipeLines 25.0% 7.1% 7.0% 9 bps TEPPCO Partners 25.0% 6.8% 6.5% 37 bps Williams Partners 25.0% 4.7% 4.6% 10 bps Boardwalk Pipeline Partners 15.0% 5.3% 4.8% 50 bps Global Partners LP 15.0% 5.9% 6.7% -80 bps Transmontaigne Partners 15.0% 6.2% 5.8% 32 bps Mean 6.3% 6.1% 13 bps Median 6.2% 6.3% 21 bps Duncan Energy Partners 2.0% 6.7% 6.7% -3 bps Eagle Rock Energy Partners 2.0% 6.6% 7.2% -61 bps Genesis Energy LP 2.0% 3.7% 4.6% -91 bps Regency Energy Partners 2.0% 4.8% 5.5% -79 bps Targa Resource Partners 2.0% 4.5% 5.6% -110 bps Exterran Partners 2.0% 4.1% 4.8% -71 bps Copano Energy, L.L.C. NA 4.5% 5.0% -51 bps Mean 5.0% 5.6% -66 bps Median 4.5% 5.5% -71 bps MWE 50.0% 6.6% 6.4% 25 bps

9 Situation Analysis GP Yield Comparison ____________________ (1) Note: Denotes that the GP is held in a C-Corporation. (1) Since February 21, 2007, GP yields have declined on average by 70 bps. During that period, MWP’s yield has increased by 78 bps from 2.08% to 2.86%, moving MWP from having the lowest GP yield to having the third lowest yield among all public GPs. GP IDR Current Yield Prior Change in GP Tier Yield to Feb. 21 Ann. Yield Alliance Holdings GP, L.P. 50.0% 4.21% 4.60% -39 bps Atlas Pipeline Holdings, L.P. 50.0% 2.56% 3.98% -142 bps Buckeye GP Holdings, L.P. 45.0% 3.18% 5.22% -203 bps Crosstex Energy Inc. (1) 50.0% 2.80% 2.90% -10 bps Energy Transfer Equity L.P. 50.0% 4.05% 4.51% -46 bps Enterprise GP Holdings L.P. 25.0% 3.97% 4.09% -12 bps Hiland Holdings GP, L.P. 50.0% 2.91% 2.90% 1 bps Inergy Holdings, L.P. 50.0% 4.54% 5.00% -47 bps Magellan Midstream Holdings, L.P. 50.0% 3.90% 4.48% -58 bps Nustar GP Holdings, LLC 25.0% 4.16% 5.06% -90 bps Penn Virginia GP, L.P. 50.0% 3.56% 4.79% -122 bps Mean 3.62% 4.32% -70 bps Median 3.90% 4.51% -47 bps MWP (1) 50.0% 2.86% 2.08% 78 bps

Overview of Transaction

10 Overview of Merger/Redemption Consideration The following sets forth an overview of the Merger/Redemption Consideration. Overview of Transaction ____________________ (1) Based on 30 day MWE VWAP of $33.58. (2) GP cash flows taxed at a 37.7%tax rate. MWE Price at 08/31/2007 $31.88 Proposed Exchange Ratio 1.285 Value in MWE Units $40.97 Cash Consideration per MWP Common Share from MWP 20.00 Implied Merger/Redemption Consideration per MWP Common Share $60.97 MWP Shares Outstanding 12.1 Implied Total Aggregate Consideration $734.8 Less: Cash (52.3) Implied Total Consideration $682.5 Implied Merger/Redemption Consideration per MWP Common Share Premium: Price Premium Current $50.29 21.2% Prior 5 Day Average 50.75 20.1% 30 Day Average 52.62 15.9% 60 Day Average 54.87 11.1% Implied Multiple to Current GP Run-Rate Distribution: Implied Total Consideration $682.5 (46.0) (1) (166.9) Implied Value of 89.7% interest in GP $469.6 Current After-tax General Partner Run-Rate Distribution to 89.7% Interest (2) $16.0 Implied Multiple of GP Cash Flow 29.3x Less: Assumed Value of MWE Units Owned by MWP Less: Assumed Value of Frac Spread Business

August 28, 2007: Proposal from MWE Deal Committee representing $60.48 per MWP Share 11 LTM MWP Share Price Performance Overview of Transaction Implied Merger/Redemption Consideration: $60.97 per MWP share April 13, 2007: Initial proposal representing $52.50 per MWP Share May 1, 2007: Second proposal representing $60.50 per MWP Share May 21, 2007: Third proposal representing $62.48 per MWP Share June 9, 2007: Fourth proposal representing $62.98 per MWP Share $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 9/1/2006 11/2/2006 1/3/2007 3/6/2007 5/7/2007 7/8/2007 MWP Share Price

12 MWP/MWE LTM Historical Trading Ratio Overview of Transaction 1.046x = LTM Average Adjusted Exchange Ratio(1) 1.557x = LTM Average Unadjusted Exchange Ratio 1.285x = Merger/Redemption Consideration Ratio Adjusted Exchange Ratio(1) Unadjusted Exchange Ratio ____________________ (1) Adjusted for MWE units equaling approximately 67.2% of total consideration. The following sets forth the latest twelve months MWP/MWE trading ratio both on: (i) an unadjusted basis as well as (ii) an adjusted basis with MWE units equaling approximately 67.2% of total consideration representing the MWE unit portion of the Merger/Redemption Consideration based on MWE’s closing unit price of $31.88 on August 31, 2007. 0.50x 0.75x 1.00x 1.25x 1.50x 1.75x 2.00x 9/1/06 10/16/06 11/28/06 1/10/07 2/22/07 4/6/07 5/21/07 7/3/07 8/9/07

13 Overview of Transaction (in thousands) MWP – MWE Trading and Liquidity Analysis Daily Trading Summary MWP 30-Day Avg. 60-Day Avg. 90-Day Avg. 180-Day Avg. LTM Avg. Daily Volume 44 39 37 47 41 Float 6,370 6,370 6,370 6,370 6,370 % of Float 0.69% 0.60% 0.58% 0.74% 0.65% Daily Trading Value $2,303 $2,114 $2,076 $2,641 $2,036 % of Current Market Value 0.38% 0.35% 0.34% 0.44% 0.34% MWE Daily Volume 106 91 87 91 88 Float 31,039 31,039 31,039 28,175 28,843 % of Float 0.34% 0.29% 0.28% 0.29% 0.28% Daily Trading Value $3,575 $3,142 $3,016 $3,043 $2,753 % of Current Market Value 0.32% 0.28% 0.27% 0.27% 0.24%

14 Overview of Key Terms of the Agreement Overview of Transaction Item Comment Consideration $20.00 per share of cash consideration to come from MWP in a redemption plus 1.285 units of MWE for each outstanding share of MWP ($6 0 . 97 as of close on August 31 , 2007) Structure 2 - step transaction: (i) Redemption of cash elec ting shares followed immediately by (ii) the merger of the sub of MWE with and into MWP , with MWP surviving as a wholly - owned subsidiary of MWE. U nit portion of consideration tax - free to MWP shareholders Voting Agreements John Fox and MWHC Holding, Inc. Governance 3 existing MWP directors on pro forma board , 2 of whom must be independent Go Shop Provision /Fiduciary Out 30 day go shop period , including a reduced termination fee of $7.5 million (~ 1% of equity value ) , if during that period the Deal Committ ee recommends a superior proposal that is subsequently approved by the Board of MWP or at any time if MWP does a deal with an excluded party – After 30 days if deal not with an excluded party , termination fee increases to $15.0 million (~ 2% of equity value ) Termination · By mutual agreement · If transaction has not closed by February 2 7 , 2008 · F ailure to obtain government or equity holder approval · Upon a change in R ecommendation by MWP or MWE (but only by MWP with respect to its C I R in connection with a Super ior Proposal) Conditions to Closing · Equity holder vote by both MWP and MWE · Governmental approvals (e.g. HSR) · Effective registration statement · Tax opinions to both MWP and MWE; no change in tax laws · Valuation opinion for exchange of MWP’s MWE units and ge neral partner of the economic interest in its 2% GP inte rest in MWE and IDRs for Class A Common Units Other Customary terms and conditions

Summary Valuation

15 Summary Valuation Overview The materials herein contain a summary valuation of MWP and MWE prepared by Merrill Lynch based on financial projections for MWE and MWP as provided by management and adjusted by Merrill Lynch and analyzed based on various growth capital expenditures/acquisitions sensitivities. To derive a valuation for MWP, Merrill Lynch has utilized a sum-of-the-parts valuation approach, whereby MWP's value consists of the sum of the values of its primary assets: (i) 89.7% MWE GP interest; (ii) 4.9 million MWE LP units; (iii) Frac Spread Business; and (iv) net cash projected to be on hand as of December 31, 2007 A discounted cash flow analysis ("DCF Analysis"); a comparable company trading analysis ("CompCo Analysis") and a Comparable Acquisition Analysis ("CompAcq Analysis") have been utilized to value the 89.7% MWE GP interest MWP's 4.9 million MWE LP units have been valued utilizing a DCF Analysis, CompCo Analysis and a CompAcq Analysis, assuming a tax liability based on a negative $8.90 tax basis per MWE unit and a 37.7% tax rate upon sale Given the lack of publicly-traded companies comparable to the Frac Spread Business and a lack of historical acquisitions of businesses similar to the Frac Spread Business, the Frac Spread Business has been valued utilizing a DCF Analysis

16 Summary Valuation Assumptions Overview of MWE Financial Projections The MWE projections utilized for the analysis herein are based on MWE management estimates as of July 2007 as adjusted for the following assumptions: 2008E – 2012E commodity pricing based on the NYMEX strip as of August 31, 2007 As an adjustment to management estimates of $50 million of growth capital expenditures/acquisitions throughout the forecast period, Merrill Lynch has assumed $100 million of incremental annual growth capital expenditures/acquisitions for a total of $150 million of annual growth capital expenditures/acquisitions throughout the forecast period Growth capital expenditures/acquisitions assumed to be completed at 8.0x multiple of current year EBITDA Maintenance capital expenditures for growth capital expenditures/acquisitions are assumed to equal 4% of growth capital expenditures/acquisitions EBITDA Growth capital expenditures/acquisitions financed 60% with equity and 40% with debt Weighted average interest rate of 8.25% Units issued at then current year distribution and an assumed yield of 6.50% 2008E 2009E 2010E 2011E 2012E Crude Oil ($/Bbl) $70.50 $69.20 $68.45 $68.13 $68.05 Natural Gas ($/MMBtu) 7.68 8.16 8.01 7.80 7.60

17 Summary Valuation Historical Growth Capital Expenditures/Acquisitions Overview of MWE Financial Projections (cont’d) Acquisitions $809 million in acquisitions since IPO Growth Capital Expenditures $189 million in organic growth projects through 2006, with ~$332 million currently targeted for 2007 Average Common Unit Yield GP Incentive Distribution Tier Average All-In Cash Cost of Equity(2) 5.3% 2.0% 5.5% 7.5% 25.0% 7.8% 6.8% 50.0% 7.5% 6.4% 50.0% 7.5% 7.5% 50.0% 9.7% 6.4%(1) 50.0% 8.7% ____________________ (1) As of August 31, 2007. (2) Defined as current distribution to LP unitholders and GP distributions (including incentive distribution rights) divided by equity market value. $0 $0 $15 $111 $243 $440 $0 $100 $200 $300 $400 $500 2002 2003 2004 2005 2006 2007 YTD (dollars in millions) $0 $2 $29 $69 $89 ~$332 $0 $100 $200 $300 $400 2002 2003 2004 2005 2006 2007E (dollars in millions)

18 Summary Valuation Summary Results (dollars in thousands, except per unit amounts) ____________________ (1) Other non-cash items include: (i) Starfish Cash Flow in Excess of Earnings of $3,302 and $1,821 in 2007E and 2008E, respectively and $0 thereafter, (ii) Phantom Unit Compensation of $15,295 in 2007E through 2012E, (iii) $6,642 of other in 2007E and $0 thereafter and (iv) taxes of $19 in 2007E and $0 thereafter. (2) EBITDA includes other non-cash items. Overview of MWE Financial Projections (cont’d) Years Ending December 31, '07E - '12E 2007E 2008E 2009E 2010E 2011E 2012E CAGR EBITDA $158,188 $191,652 $206,358 $196,706 $199,028 $199,877 Plus: EBITDA from Incremental Growth CapEx/Acquisitions 0 9,375 28,125 46,875 65,625 84,375 Total EBITDA $158,188 $201,027 $234,483 $243,581 $264,653 $284,252 12.4% Less: Base Cash Interest Expense (36,253) (50,488) (51,388) (52,920) (52,146) (51,177) Less: Interest Expense from Incremental Growth CapEx/Acquisitions 0 (2,475) (7,425) (12,375) (17,325) (22,275) Less: Base Maintenance Capital Expenditures (4,688) (4,191) (6,306) (4,666) (4,666) (4,666) Less: Maintenance CapEx from Incremental Growth CapEx/Acquisitions 0 (375) (1,125) (1,875) (2,625) (3,375) Plus: Other Non-Cash Items (1) 25,220 17,116 15,295 15,295 15,295 15,295 Distributable Cash Flow 142,466 160,615 183,535 187,041 203,186 218,054 8.9% Less: Cash Withheld for Distribution Coverage (35,813) (31,448) (36,936) (29,028) (32,243) (34,448) Cash Flow Distributed 106,653 129,166 146,598 158,012 170,943 183,606 Less: Cash Distributed to General Partner (28,120) (36,685) (43,585) (47,549) (52,293) (56,933) Cash Flow Distributed to Limited Partners $78,533 $92,481 $103,013 $110,463 $118,650 $126,673 10.0% Avergage LP Units Outstanding 36,858 40,772 43,428 45,977 48,494 50,967 Distribution per LP Unit $2.13 $2.27 $2.37 $2.40 $2.45 $2.49 3.1% Distribution per LP Unit Excluding Incremental Growth CapEx/Acquisitions 2.13 2.25 2.33 2.32 2.34 2.36 2.1% Distribution Coverage 1.34x 1.24x 1.25x 1.18x 1.19x 1.19x Distributable Cash Flow per Unit $2.61 $2.62 $2.75 $2.65 $2.69 $2.72 0.9% Assumed Yield 6.50% 6.50% 6.50% 6.50% 6.50% 6.50% Implied Unit Price $32.78 $34.90 $36.49 $36.96 $37.64 $38.24 Growth Capital Expenditures/Acquisitions $332,423 $185,962 $222,623 $170,859 $170,120 $167,534 Total Debt $644,798 $702,096 $797,942 $852,557 $902,651 $945,727 Total Debt/EBITDA (2) 3.5x 3.2x 3.2x 3.3x 3.2x 3.2x

19 Summary Valuation Assumptions Projections based on previously outlined MWE projections and MWP management estimates. 89.7% of MWE GP owned by MWP Same commodity pricing assumptions as assumed for MWE, including MWP hedges currently in place No projected capital expenditures during the forecast period Tax rate of 37.7% No tax shield on LP unit distributions GP distributions are 100% taxable Overview of MWP Financial Projections

MARKWEST

Summary Valuation

Overview of MWP Financial Projections (cont'd)

Summary Results

(dollars in thousands)

	Years Ending December 31,						'07E - '12E
	2007E	2008E	2009E	2010E	2011E	2012E	CAGR
Frac Spread Business:							
Frac Spread	$26,952	$22,351	$15,297	$16,366	$16,462	$18,459	
Less: SG&A	(21,908)	(20,306)	(20,712)	(21,127)	(21,549)	(21,980)	
Plus: Non-Cash SG&A	8,634	8,807	8,983	9,162	9,346	9,533	
Operating Income	13,678	10,852	3,567	4,402	4,259	6,011	(15.2%)
Less: Depreciation	(1,513)	(266)	0	0	0	0	
Less: Amortization	(312)	(542)	(542)	(542)	(542)	(542)	
Plus: Interest Income	616	2,610	3,157	3,674	4,260	4,887	
Taxable Income	$12,469	$12,654	$6,183	$7,534	$7,977	$10,357	(3.6%)
Distributions from MWE LP Units:							
Total Distributions	$10,585	$11,262	$11,787	$11,938	$12,156	$12,348	
Tax Shield	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	
Taxable Income	$10,585	$11,262	$11,787	$11,938	$12,156	$12,348	3.1%
Distributions from MWE GP:							
Total Distributions (89.7%)	$25,224	$32,907	$39,096	$42,651	$46,907	$51,069	
Tax Shield	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	
Taxable Income	$25,224	$32,907	$39,096	$42,651	$46,907	$51,069	15.2%
Total Taxable Income	$48,278	$56,823	$57,066	$62,124	$67,039	$73,774	
Tax Rate	37.7%	37.7%	37.7%	37.7%	37.7%	37.7%	
Total Cash Taxes	$18,201	$21,422	$21,514	$23,421	$25,274	$27,813	
Plus: DD&A	1,825	808	542	542	542	542	
MWP Distributable Cash Flow	**$31,902**	**$36,208**	**$36,094**	**$39,245**	**$42,307**	**$46,503**	7.8%

20

21 Summary Valuation Comparison of Merrill Lynch and Management Projections The following pages provide a comparison of the Merrill Lynch projections utilized for MWE and MWP herein and the MWE and MWP projections as provided to Merrill Lynch in April 2007, June 2007 and July 2007. The primary differences between these projections are set forth below: Merrill Lynch has updated commodity pricing for strip pricing as of August 31, 2007 Merrill Lynch has assumed additional growth capital expenditures/acquisitions of $100 million throughout the forecast period Merrill Lynch has assumed an MWE distribution yield of 6.50% throughout the forecast period versus MWE management’s assumption of 6.25%

22 Summary Valuation (dollars in thousands, except per unit amounts) Comparison of Merrill Lynch and Management Projections (cont'd) Merrill Lynch Projections MWE: 2007E 2008E 2009E 2010E 2011E 2012E EBITDA $158,188 $201,027 $234,483 $243,581 $264,653 $284,252 Distributable Cash Flow 142,466 160,615 183,535 187,041 203,186 218,054 Distribution per LP Unit $2.13 $2.27 $2.37 $2.40 $2.45 $2.49 GP Distribution $28,120 $36,685 $43,585 $47,549 $52,293 $56,933 MWP: Frac Spread Business Operating Income (Pre - SG&A) $26,952 $22,351 $15,297 $16,366 $16,462 $18,459 Pre-Tax Distributions from MWE Units 10,585 11,262 11,787 11,938 12,156 12,348 Pre-Tax 89.7% MWE GP Distributions 25,224 32,907 39,096 42,651 46,907 51,069 Management Projections April 2007 June 2007 July 2007 MWE: 2007E 2008E 2009E 2010E 2011E 2012E 2007E 2008E 2009E 2010E 2011E 2012E 2007E 2008E 2009E 2010E 2011E 2012E EBITDA $163,919 $188,890 $208,265 $224,089 $245,032 $267,060 $155,542 $185,943 $196,722 $200,950 $208,492 $216,546 $158,188 $198,733 $215,972 $213,952 $223,280 $231,601 Distributable Cash Flow 137,290 145,014 157,021 167,641 183,724 201,275 137,147 144,565 149,538 150,662 156,205 162,426 142,457 159,913 170,416 166,428 174,390 181,648 Distribution per LP Unit $2.12 $2.25 $2.32 $2.35 $2.38 $2.43 $2.12 $2.31 $2.38 $2.38 $2.41 $2.44 $2.13 $2.30 $2.36 $2.38 $2.42 $2.46 GP Distribution $27,427 $33,214 $38,045 $42,082 $46,419 $51,999 $27,464 $34,829 $38,233 $39,055 $41,072 $43,102 $28,120 $37,092 $40,289 $41,940 $44,454 $47,018 MWP: Frac Spread Business Operating Income (Pre - SG&A) $25,208 $13,582 $14,972 $15,523 $14,023 $11,558 $31,374 $17,714 $14,445 $14,912 $15,533 $15,447 $27,012 $22,125 $16,582 $19,963 $21,433 $20,012 Pre-Tax Distributions from MWE Units 10,471 11,113 11,458 11,607 11,755 12,002 10,472 11,409 11,755 11,755 11,903 12,051 10,585 11,426 11,724 11,823 12,022 12,221 Pre-Tax 89.7% MWE GP Distributions 24,602 29,793 34,126 37,748 41,638 46,643 24,635 31,242 34,295 35,032 36,841 38,663 25,224 33,272 36,140 37,620 39,875 42,175 Difference Between Merrill Lynch & Management Projections April 2007 June 2007 July 2007 MWE: 2007E 2008E 2009E 2010E 2011E 2012E 2007E 2008E 2009E 2010E 2011E 2012E 2007E 2008E 2009E 2010E 2011E 2012E EBITDA ($5,732) $12,137 $26,218 $19,492 $19,621 $17,192 $2,645 $15,084 $37,761 $42,631 $56,161 $67,705 $0 $2,294 $18,511 $29,629 $41,374 $52,651 Distributable Cash Flow 5,177 15,601 26,514 19,400 19,463 16,779 5,319 16,049 33,996 36,379 46,981 55,628 9 701 13,119 20,612 28,796 36,406 Distribution per LP Unit $0.01 $0.02 $0.05 $0.05 $0.07 $0.06 $0.01 ($0.04) ($0.01) $0.02 $0.04 $0.05 $0.00 ($0.03) $0.01 $0.02 $0.03 $0.03 GP Distribution $693 $3,471 $5,540 $5,467 $5,873 $4,934 $656 $1,856 $5,353 $8,494 $11,221 $13,831 $0 ($407) $3,296 $5,609 $7,839 $9,915 MWP: Frac Spread Business Operating Income (Pre - SG&A) $1,744 $8,769 $325 $843 $2,439 $6,901 ($4,422) $4,637 $852 $1,454 $929 $3,012 ($60) $226 ($1,285) ($3,597) ($4,971) ($1,553) Pre-Tax Distributions from MWE Units 114 149 329 332 401 347 113 (147) 32 184 253 297 0 (164) 63 115 134 128 Pre-Tax 89.7% MWE GP Distributions 622 3,113 4,970 4,904 5,268 4,426 588 1,665 4,801 7,619 10,065 12,406 0 (365) 2,956 5,031 7,031 8,894

MWE GP Distribution (dollars in thousands) 23 MWE EBITDA (dollars in thousands) MWE Distribution per LP Unit Frac Spread Business Operating Income (dollars in thousands) Summary Valuation Merrill Lynch Projections Management (April 2007) Management (June 2007) Management (July 2007) Comparison of Merrill Lynch and Management Projections (cont'd) $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 2007E 2008E 2009E 2010E 2011E 2012E $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 $2.50 $2.60 2007E 2008E 2009E 2010E 2011E 2012E $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 2007E 2008E 2009E 2010E 2011E 2012E $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2007E 2008E 2009E 2010E 2011E 2012E

24 Summary Valuation MWP Summary Value per Share Summary Results Current Price: $50.29 Implied Merger/Redemption Consideration: $60.97 $33.63 $47.73 $46.90 $44.91 $76.44 $72.29 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 DCF Analysis CompCo Analysis CompAcq Analysis Price per MWP Share

25 Summary Valuation MWE Summary Value per Unit Summary Results Current Price: $31.88 $31.95 $32.00 $25.00 $49.74 $55.00 $43.00 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 DCF Analysis CompCo Analysis CompAcq Analysis Price per MWE Unit

26 Summary Valuation Implied Exchange Ratios Based on Summary Valuation Summary Results Summary Valuation Comparison MWP MWE Implied MWP/MWE Implied MWP/MWE Relevant Equity Relevant Equity Exchange Ratio Exchange Ratio Value Range Value Range if 100% Equity if 67.2% Equity Methodology ($ per Share) ($ per Unit) Consideration Consideration DCF Analysis $46.90 - $72.29 $31.95 - $49.74 0.94x - 2.26x 0.63x - 1.52x CompCo Analysis 47.73 - 76.44 32.00 - 55.00 0.87 - 2.39 0.58 - 1.61 CompAcq Analysis 33.63 - 44.91 25.00 - 43.00 0.78 - 1.80 0.53 - 1.21 Implied Merger/ Redemption Implied Merger/ Redemption Consideration $60.97 Consideration Ratio 1.285x

27 Summary Valuation Overview The materials herein contain a summary valuation of MWP and MWE prepared by Merrill Lynch based on financial projections for MWE and MWP as provided by management and adjusted by Merrill Lynch and analyzed based on various growth capital expenditures/acquisitions sensitivities. To derive a valuation for MWP, Merrill Lynch has utilized a sum-of-the-parts valuation approach, whereby MWP's value consists of the sum of the values of its primary assets: (i) 89.7% MWE GP interest; (ii) 4.9 million MWE LP units; (iii) Frac Spread Business; and (iv) net cash on hand A discounted cash flow analysis ("DCF Analysis"); a comparable company trading analysis ("CompCo Analysis") and a Comparable Acquisition Analysis ("CompAcq Analysis") have been utilized to value the 89.7% MWE GP interest DCF Analysis: Based on projected cash flows to the 89.7% MWE GP Interest for the next five years and applying a terminal multiple to after-tax MWE GP cash flow in the terminal year (ranging from 16.0x to 21.0x), Merrill Lynch analyzed the value of the 89.7% MWE GP Interest utilizing various annual growth capital expenditures/acquisitions levels at MWE (ranging from $100 million to $200 million) and appropriate equity discount rates (ranging from 7.0% to 9.0%) CompCo Analysis: Based on the annualized 2007 Q2 after-tax distribution to the 89.7% MWE GP Interest, Merrill Lynch applied a relevant yield range (2.50% to 4.50%) and a relevant cash flow multiple range (25.0x to 45.0x) CompAcq Analysis: Based on the annualized 2007 Q2 after-tax distributions to the 89.7% MWE GP Interest, Merrill Lynch applied a relevant cash flow multiple range (16.0x to 21.0x)

28 Summary Valuation Overview (cont'd) MWP's 4.9 million MWE LP units have been valued utilizing a DCF Analysis, CompCo Analysis and a CompAcq Analysis, assuming a tax liability based on a negative $8.90 tax basis per MWE unit and a 37.7% tax rate upon sale DCF Analysis: Based on the projected distributions per MWE unit over the next five years and applying a terminal yield to the distribution per MWE unit in the terminal year (ranging from 4.50% to 7.00%), Merrill Lynch analyzed the value of the MWE LP units utilizing various annual growth capital expenditures/acquisitions levels at MWE (ranging from $100 million to $200 million) and appropriate equity discount rates (ranging from 7.00% to 9.00%) CompCo Analysis: Based on the 2007 Q2 annualized and 2008E distributions per MWE LP unit, Merrill Lynch applied a relevant yield range of 4.50% to 7.00% and 5.50% to 8.00%, respectively. Based on projected 2007E MWE EBITDA and 2008E MWE EBITDA, Merrill Lynch applied relevant multiple ranges of 13.0x to 17.0x and 8.5x to 12.0x, respectively, and subtracted the net debt as of 6/30/07 to derive an equity value and then divided the equity value by the current MWE units outstanding CompAcq Analysis: Based on LTM EBITDA as of 6/30/07 and projected 2007E MWE EBITDA, Merrill Lynch applied a relevant multiple range of 9.5x to 13.5x and 9.0x to 13.0x, respectively, and subtracted the net debt as of 6/30/07 to derive an equity value and then divided the equity value by the current MWE units outstanding Given the lack of publicly-traded companies comparable to the Frac Spread Business and a lack of historical acquisitions of businesses similar to the Frac Spread Business, the Frac Spread Business has been valued utilizing a DCF Analysis Net cash projected to be on hand as of December 31, 2007 has been included at face value

Discounted Cash Flow Analysis

29 Discounted Cash Flow Analysis Summary Sum-of-the-Parts ____________________ (1) Based on fully-diluted MWP shares of approximately 12.1 million. Current Equity Value: $606,163 Implied Merger/Redemption Consideration: $734,842 $565,343 $43,000 $80,000 $390,000 $871,343 $52,343 $49,000 $140,000 $630,000 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 89.7% of MWE GP Interest MWE LP Units Frac Spread Business Net Cash Total MWP Implied Equity Value (dollars in thousands) Value Per MWP Share (1) $32.36 - $52.27 $6.64 - $11.62 $3.57 - $4.07 $4.34 $46.90 - $72.29

30 Discounted Cash Flow Analysis (dollars in thousands) 89.7% of MWE GP Interest 9.0% Discount Rate 8.0% Discount Rate 7.0% Discount Rate Years Ending December 31, 2008E 2009E 2010E 2011E 2012E Pre-Tax MWE GP Distribution (89.7%) $32,907 $39,096 $42,651 $46,907 $51,069 (12,406) (14,739) (16,080) (17,684) (19,253) After-Tax MWE GP Distribution $20,501 $24,357 $26,572 $29,223 $31,816 (1,800) (1,800) (1,800) (1,800) (1,800) Total GP Cash Flow $18,701 $22,557 $24,772 $27,423 $30,016 $507,771 16.0x 17.0x 18.0x 19.0x 20.0x 21.0x $0 $307,977 $322,149 $336,321 $350,494 $364,666 $378,838 50,000 346,979 363,319 379,659 395,999 412,339 428,679 100,000 386,207 404,728 423,248 441,768 460,288 478,809 150,000 425,058 445,736 466,414 487,093 507,771 528,449 200,000 463,822 486,655 509,487 532,320 555,153 577,986 250,000 502,707 527,702 552,697 577,692 602,687 627,682 300,000 541,705 568,869 596,033 623,197 650,361 677,525 Terminal Multiple of After-Tax GP Cash Flow Annual Acquisitions/Growth Capital Expenditures at MWE 16.0x 17.0x 18.0x 19.0x 20.0x 21.0x $320,862 $335,703 $350,544 $365,384 $380,225 $395,066 361,669 378,779 395,890 413,001 430,111 447,222 402,712 422,106 441,499 460,893 480,287 499,680 443,359 465,013 486,666 508,320 529,973 551,627 483,916 507,826 531,736 555,645 579,555 603,464 524,600 550,774 576,948 603,122 629,296 655,470 565,403 593,848 622,293 650,738 679,184 707,629 Terminal Multiple of After-Tax GP Cash Flow 16.0x 17.0x 18.0x 19.0x 20.0x 21.0x $334,454 $350,001 $365,548 $381,096 $396,643 $412,190 377,166 395,091 413,017 430,942 448,867 466,793 420,127 440,444 460,761 481,078 501,395 521,712 462,673 485,357 508,041 530,726 553,410 576,095 505,124 530,172 555,220 580,268 605,316 630,364 547,709 575,129 602,549 629,969 657,389 684,809 590,418 620,217 650,017 679,816 709,616 739,415 Terminal Multiple of After-Tax GP Cash Flow Relevant Value Range $390,000 - $630,000 Less: Equity Contribution on MWE Unit Issuance Less: Taxes at 37.7%

31 Discounted Cash Flow Analysis (dollars and units in thousands, except per unit amounts) MWE LP Units 9.0% Discount Rate 8.0% Discount Rate 7.0% Discount Rate ____________________ (1) Relevant value to MWP assumes a current tax liability upon sale of negative $8.90 and a tax rate of 37.7%. Years Ending December 31, 2008E 2009E 2010E 2011E 2012E $2.27 $2.37 $2.40 $2.45 $2.49 Terminal MWE LP Unit Distribution Yield 41.59 7.00% 6.50% 6.00% 5.50% 5.00% 4.50% $0 $30.92 $32.60 $34.57 $36.89 $39.68 $43.08 50,000 31.46 33.18 35.19 37.56 40.40 43.88 100,000 31.95 33.69 35.74 38.15 41.04 44.58 150,000 32.36 34.13 36.20 38.65 41.59 45.18 200,000 32.72 34.52 36.62 39.09 42.07 45.70 250,000 33.05 34.87 36.99 39.49 42.50 46.18 300,000 33.35 35.19 37.33 39.86 42.90 46.61 350,000 33.63 35.48 37.64 40.20 43.26 47.01 Annual Acquisitions/Growth Capital Expenditures at MWE Terminal MWE LP Unit Distribution Yield 7.00% 6.50% 6.00% 5.50% 5.00% 4.50% $32.19 $33.95 $36.01 $38.44 $41.36 $44.93 32.76 34.56 36.66 39.14 42.12 45.76 33.27 35.10 37.23 39.76 42.79 46.50 33.70 35.55 37.72 40.29 43.36 47.12 34.08 35.96 38.15 40.75 43.86 47.67 34.42 36.32 38.54 41.17 44.32 48.17 34.73 36.66 38.90 41.55 44.73 48.62 35.02 36.96 39.22 41.90 45.11 49.03 Terminal MWE LP Unit Distribution Yield 7.00% 6.50% 6.00% 5.50% 5.00% 4.50% $33.53 $35.38 $37.54 $40.08 $43.14 $46.88 34.13 36.02 38.22 40.82 43.94 47.75 34.66 36.58 38.82 41.46 44.64 48.52 35.11 37.05 39.33 42.01 45.23 49.17 35.50 37.48 39.78 42.49 45.76 49.74 35.86 37.86 40.18 42.93 46.23 50.26 36.19 38.20 40.55 43.33 46.66 50.74 36.49 38.52 40.90 43.70 47.06 51.17 Relevant MWE Unit Value Range $31.95 - $49.74 L.P. Units Owned by MWP 4,969 Aggregate Pre-Tax Value $158,753 - $247,206 Less: Tax Liability Upon Sale (1) (76,524) - (109,871) After-Tax Value $82,229 - $137,335 Relevant Value to MWP $80,000 - $140,000 Distribution per LP Unit

32 Discounted Cash Flow Analysis Assumptions Frac Spread Business In performing a discounted cash flow analysis of MWP's Frac Spread Business, Merrill Lynch has utilized the following assumptions: Operating assumptions as provided by management Strip commodity pricing as of August 31, 2007 Annual SG&A expenses of $5 million, which Merrill Lynch believes is a reasonable level to operate the Frac Spread Business on a stand alone basis A tax rate of 37.7% Discount rate increasing from 6.6% in 2008E to 20.0% in 2012E with the discount rate increasing as the surety of cash flows decreases 2008E discount rate equal to LIBOR + 100 bps based on strong liquidity in short-term NGL hedging market Discount rates in 2009E through 2011E based on sequential increase between first year discount rate and equity discount rate of 20.0% utilized in 2012E to reflect diminishing liquidity in NGL hedging market in outer years Terminal value based on the perpetuity growth method with growth rates ranging from (1.0%) to 1.0% and discount rates ranging from 17.5% to 22.5% Although the agreement between MWP and MWE that provides for the cash flow of the Frac Spread Business is set to expire in 2012, management has indicated through discussions to Merrill Lynch that the agreement would likely be renewed but subject to renegotiation Discount rates chosen to reflect equity rate of return given the riskiness of commodity price forecasts and illiquidity of the NGL hedging market in the outer years

33 Discounted Cash Flow Analysis Results (dollars in thousands) Frac Spread Business (cont'd) Years Ending December 31, 2008E 2009E 2010E 2011E 2012E Frac Spread $22,351 $15,297 $16,366 $16,462 $18,459 (5,000) (5,000) (5,000) (5,000) (5,000) Operating Income $17,351 $10,297 $11,366 $11,462 $13,459 (266) 0 0 0 0 (542) (542) (542) (542) (542) Plus: Interest Income 2,610 3,157 3,674 4,260 4,887 Taxable Income $16,544 $9,755 $10,824 $10,920 $12,917 (6,237) (3,678) (4,081) (4,117) (4,870) After-Tax Income $10,307 $6,078 $6,744 $6,803 $8,047 266 0 0 0 0 542 542 542 542 542 After-Tax Cash Flow $11,114 $6,619 $7,285 $7,345 $8,589 Discount Rate 6.60% 9.95% 13.30% 16.65% 20.00% $10,426 $5,475 $5,009 $3,967 $3,452 Present Value of Discounted Cash Flows $28,329 $17,259 (2.0%) (1.0%) 0.0% 1.0% 2.0% (2.0%) (1.0%) 0.0% 1.0% 2.0% 15.0% $19,898 $21,358 $23,012 $24,902 $27,083 15.0% $48,228 $49,687 $51,341 $53,231 $55,412 17.5% 17,347 18,472 19,724 21,129 22,715 17.5% 45,676 46,801 48,053 49,458 51,044 20.0% 15,376 16,273 17,259 18,349 19,560 20.0% 43,705 44,602 45,588 46,678 47,889 22.5% 13,807 14,541 15,341 16,215 17,175 22.5% 42,136 42,871 43,670 44,544 45,504 25.0% 12,529 13,143 13,807 14,526 15,308 25.0% 40,858 41,472 42,136 42,855 43,637 Terminal Value at Perpetuity Growth Rate Total Value at Perpetuity Growth Rate Terminal Year Equity Discount Rate Terminal Year Equity Discount Rate Relevant Value Range $43,000 - $49,000 Discounted Value Amortization Depreciation Less: Taxes at 37.7% Less: Amortization Less: Depreciation Less: SG&A

Comparable Company Trading Analysis

34 Comparable Company Trading Analysis Summary Sum-of-the-Parts ____________________ (1) Based on fully-diluted MWP shares of 12.1 million. (2) Based on DCF value. (2) Current Equity Value: $606,163 Implied Merger/Redemption Consideration: $734,842 $400,000 $80,000 $43,000 $52,343 $575,343 $921,343 $675,000 $145,000 $49,000 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 89.7% of MWE GP Interest MWE LP Units Frac Spread Business Net Cash Total MWP Implied Equity Value (dollars in thousands) Value Per MWP Share (1) $33.19 - $56.00 $6.64 - $12.03 $3.57 - $4.07 $4.34 $47.73 - $76.44

35 Comparable Company Trading Analysis Comparable GP Trading Statistics (dollars in millions, except per unit amounts) ____________________ (1) Equity value for GP only. Equity value for common and subordinated units calculated at prevailing yield on applicable date except for MWP, where MWE is calculated based on 30-day VWAP pursuant to the Transaction. (2) Pro forma for Atlas Pipeline Partners' acquisition of midstream assets from Anadarko Petroleum Corporation. (3) GP cash flows tax effected by a 35% tax rate. (4) Pro forma for acquisition of 39.0 MM Energy Transfer Equity units, TEPPCO's GP and 4.4 MM of TEPPCO common units; pro forma for 20.1 MM units issued in a private placement. In calculating GP Equity Value/EPD GP distribution, the value of EPD units owned and the value of the TEPPCO GP, TEPPCO LP units and Energy Transfer Equity LP units have been deducted. The value of the TEPPCO GP, TEPPCO LP units and Energy Transfer Equity LP units have an assumed blended average multiple of 20.0x. (5) Pro forma for 1.5 MM common unit offering. (6) Equity value excludes assumed $46.0 million value of the Frac Spread Business and $52.3 million of net cash. (2) A B C D E F G H I J K L M N O P Q R % of Distributions from MLP to GP Price 52 Week Common Equity Units in MLP General Partner Annual Distributions Annual GP Equity Value/ (08/31/2007) High Low High Units Value Common Sub Ownership % to GP Tier Common Sub GP Other Total Yield GP Dist. (1) Alliance Holdings GP, L.P. $25.20 $33.73 $18.41 74.7% 59.9 $1,508.5 15.54 0.00 2.0% 28.0% 50% $34.8 $0.0 $31.9 $0.0 $66.7 4.21% 31.0x Atlas Pipeline Holdings, L.P. (2) 40.69 47.12 20.55 86.4% 25.4 1,034.6 5.44 0.00 2.0% 21.6% 50% 18.9 0.0 19.9 0.0 38.9 2.56% 39.3 Buckeye GP Holdings, L.P. 31.40 39.89 15.22 78.7% 28.3 888.6 0.08 0.00 0.6% 19.9% 45% 0.3 0.0 33.3 0.0 33.6 3.18% 26.5 Crosstex Energy Inc. 32.84 38.52 27.13 85.3% 46.0 1,509.9 5.33 11.08 2.0% 28.9% 50% 12.2 25.3 40.3 0.0 77.7 2.80% 35.5 (3) Energy Transfer Equity L.P. 36.75 42.95 26.04 85.6% 222.8 8,188.9 62.50 0.00 2.0% 35.2% 50% 201.6 0.0 120.1 0.0 321.7 4.05% 41.1 Enterprise GP Holdings L.P. (4) 38.31 46.96 31.33 81.6% 139.2 5,332.8 13.45 0.00 2.0% 13.1% 25% 26.0 0.0 126.4 116.7 269.0 3.97% 20.6 Hiland Holdings GP, L.P. 30.23 42.22 18.75 71.6% 21.6 653.0 1.30 4.08 2.0% 13.8% 50% 3.8 12.0 4.3 0.0 20.1 2.91% 88.3 Inergy Holdings, L.P. (5) 44.98 56.09 32.80 80.2% 21.5 967.3 4.71 0.00 1.0% 22.6% 50% 11.0 0.0 34.0 0.0 45.0 4.54% 23.9 Magellan Midstream Holdings, L.P. 28.31 31.00 21.40 91.3% 62.6 1,773.5 0.00 0.00 2.0% 30.1% 50% 0.0 0.0 72.1 0.0 72.1 3.90% 24.6 Penn Virginia GP, L.P. 31.42 40.74 18.00 77.1% 39.1 1,227.7 19.59 0.00 2.0% 15.3% 50% 32.9 0.0 14.0 0.0 46.9 3.56% 48.6 Nustar GP Holdings, LLC 32.70 38.79 19.00 84.3% 42.5 1,389.8 10.23 0.00 2.0% 10.8% 25% 38.9 0.0 21.6 0.0 60.5 4.16% 34.8 Mean 1.8% 21.8% 45% $34.6 $3.4 $47.1 $10.6 $95.7 3.62% 37.7x Median 2.0% 21.6% 50% 18.9 0.0 33.3 0.0 60.5 3.90% 34.8 MWP $50.29 $64.47 $25.00 78.0% 12.1 $606.2 3.74 1.20 2.0% 26.2% 50% $7.9 $2.5 $24.6 $35.1 2.55% 21.7x (3)(6) MWP at MWE Offer $60.97 $64.47 $25.00 94.6% 12.1 $734.8 3.77 1.20 2.0% 26.2% 50% $8.0 $2.5 $24.6 $35.2 2.10% 29.5x (3)(6) 52-Week S

36 Comparable Company Trading Analysis 89.7% of MWE GP Interest (dollars in thousands) 2007 Q2 Annualized Distribution to 89.7% MWE GP Interest (After-Tax) $15,344 4.50% - 2.50% Value Range $340,976 - $613,757 2007 Q2 Annualized Distribution to 89.7% MWE GP Interest (After-Tax) $15,344 25.0x - 45.0x Value Range $383,598 - $690,476 Relevant Value Range $400,000 - $675,000 Relevant Cash Flow Multiple Relevant Yield Range

37 Comparable Company Trading Analysis Comparable MLP Trading Statistics(1) (dollars in millions, except per unit amounts) ____________________ (1) Estimates based on IBES consensus estimates. (2) Pro forma for $1.85 BB acquisition of Chaney Dell and Midkiff/Benedum natural gas gathering and processing systems from Anadarko (6-07). (3) Pro forma for $272.3 MM acquisition of midstream assets from DCP Midstream, LLC (7-07). (4) Pro forma for $420 MM acquisition of Escambia Asset Co., LLC, Redman Energy Holdings, and MacLondon Energy, LP. (7-07). (5) Pro forma for 11.5 MM common units offering with net proceeds of $312.5 MM used to pay down debt (7-07). (6) Pro forma for $78 MM acquisition of 20% interest in Discovery Producer Services LLC (6-07). A B C D E F G H I J K L M N O P Equity Value/ Enterprise Value/ 2008E 5-Year Price Equity Enterprise Net Income Cash Flow EBITDA Dist. Dist. EPU Total (08/31/2007) High Low Value Value 2007E 2008E 2007E 2008E 2007E 2008E Yield Yield Growth Return Atlas Pipeline Partners (2) $46.40 $56.88 $42.62 $1,830 $2,958 NM 18.7x 11.8x 9.9x 17.1x 9.0x 7.5% 8.3% 5.0% 12.5% Copano Energy, L.L.C. 38.99 45.03 25.60 1,712 2,015 25.7 22.0 14.7 15.5 15.9 13.7 4.5 6.6 12.0 16.5 Crosstex Energy 35.38 40.25 31.47 1,568 2,705 NM NM 17.4 13.3 14.9 11.2 6.4 7.0 7.5 13.9 DCP Midstream Partners (3) 45.25 51.33 27.30 991 1,430 24.2 23.1 16.3 14.5 16.2 10.2 4.7 5.4 8.5 13.2 Duncan Energy Partners LP 23.98 29.55 20.25 497 662 26.6 23.1 9.4 11.6 9.6 7.6 6.7 7.7 4.0 10.7 Eagle Rock Energy Partners (4) 21.93 27.64 17.50 1,596 2,242 NM 17.9 17.5 10.9 18.5 10.6 6.6 9.8 8.5 15.1 Hiland Partners 50.01 61.75 43.86 474 642 NM 21.2 13.1 10.1 NM 8.4 5.9 6.4 10.5 16.4 Regency Energy Partners (5) 32.00 35.08 21.88 1,945 2,338 NM 22.8 17.1 14.2 16.6 13.4 4.8 5.3 9.0 13.8 Targa Resource Partners 30.00 35.28 22.75 964 1,249 NM NM 16.3 13.2 13.4 9.9 4.5 5.8 11.6 16.1 Williams Partners (6) 44.59 52.00 34.40 1,791 2,598 20.9 20.0 13.8 14.1 12.8 9.1 4.7 6.8 11.2 15.9 Mean 24.3x 21.1x 14.7x 12.7x 15.0x 10.3x 5.6% 6.9% 8.8% 14.4% Median 24.9 21.6 15.5 13.2 15.9 10.1 5.3 6.7 8.8 14.5 MarkWest LP $31.88 $38.00 $22.75 $1,187 $1,684 22.3x 18.6x 11.2x 11.7x 9.9x 8.3x 6.6% 7.2% 5.1% 11.7% 52-Week

38 Comparable Company Trading Analysis MWE LP Units (dollars in thousands, except per unit amounts) ____________________ (1) Compares to IBES consensus EBITDA estimate of $169.8 million. (2) Compares to IBES consensus EBITDA estimate of $203.0 million. (3) Relevant value to MWP assumes a current tax liability upon sale of negative $8.90 and a tax rate of 37.7%. 2007 Q2 Annualized Distribution per MWE LP Unit $2.12 Relevant Yield Range 7.00% - 4.50% Value Range per MWE Unit $30.29 - $47.11 2008E Distribution per MWE LP Unit $2.27 Relevant Yield Range 8.00% - 5.50% Value Range per MWE Unit $28.35 - $41.24 2007E MWE EBITDA (1) $158,188 Relevant Multiple Range 13.0x - 17.0x Enterprise Value Range $2,056,439 $2,689,189 Less: Net Debt (6/30/07) (496,624) Equity Value Range $1,559,815 $2,192,565 Value Range per MWE Unit $42.73 - $60.07 2008E MWE EBITDA (2) $201,027 Relevant Multiple Rate 8.5x 12.0x Enterprise Value Range $1,708,731 $2,412,326 Less: Net Debt (6/30/07) (496,624) Equity Value Range $1,212,107 $1,915,702 Value Range per MWE Unit $33.21 - $52.49 Relevant MWE Unit Value Range $32.00 - $55.00 Relevant Value to MWP (3) $80,000 - $145,000

Comparable Acquisition Analysis

39 Comparable Acquisition Analysis Summary Sum-of-the-Parts ____________________ (1) Based on fully-diluted MWP shares of 12.1 million. (2) Based on DCF value. (2) Current Equity Value: $606,163 Implied Merger/Redemption Consideration: $734,842 $405,343 $60,000 $43,000 $250,000 $541,343 $52,343 $49,000 $120,000 $320,000 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 89.7% of MWE GP Interest MWE LP Units Frac Spread Business Net Cash Total MWP Implied Equity Value (dollars in thousands) Value Per MWP Share (1) $20.74 - $26.55 $4.98 - $9.96 $3.57 - $4.07 $4.34 $33.63 - $44.91

40 Comparable Acquisition Analysis Comparable GP Acquisitions (dollars in millions, except per unit amounts) Controlling Interest A B C D E F G H Transaction Run Rate IDR Run Rate Value/ Transaction Transaction Common Cash Flow IDR % Cash Flow Run Rate IDR Date (Acquiror/Target) Value Unit Price Acquired Tier to GP Cash Flow 01/08/97 Kinder Morgan/Enron Liquids $9.7 $27.88 $0.4 15% 3% 22.2x 10/18/97 Kinder Morgan/Santa Fe Pacific 85.0 41.13 3.6 28% 6% 23.6 03/02/98 El Paso/Leviathan 265.0 29.44 12.9 50% 20% 20.6 04/05/99 Columbia/National Propane 17.9 6.81 0.0 0% NA 05/27/99 Management Group/Suburban Propane 6.0 19.38 0.9 2% 2% 6.8 03/31/00 Duke Energy Field Services/TEPPCO 225.0 20.38 10.7 50% 15% 21.1 05/08/02 Management Group/74.1% of Alliance Resource Partners 4.8 24.07 0.5 2% 2% 10.3 04/21/03 Madison Dearborn & Carlyle/Riverstone/Williams Energy Partners 100.0 39.00 5.4 25% 6% 18.4 11/07/03 Affiliates of Energy Transfer Company/Heritage Propane Partners 30.0 34.90 2.9 25% 6% 10.4 03/05/04 Carlyle/Riverstone/Glenmoor, Ltd. (Buckeye GP) 235.0 53.53 14.8 45% 26% 15.9 11/01/04 Valero L.P./Kaneb Services, LLC 233.4 50.76 11.0 30% 10% 21.3 02/24/05 EPCO, Inc./TEPPCO 1,100.0 41.89 67.7 50% 29% 16.3 06/12/06 Plains All American Pipeline, L.P./Pacific Energy Partners, L.P. 700.0 32.09 3.2 2% 3% 114.9 06/28/06 Suburban Propane Partners, L.P./Suburban Energy Services Group LLC 71.8 31.20 2.9 15% 4% 24.5 05/08/07 Enterprise GP Holdings LP/TEPPCO 1,100.0 41.89 48.3 25% 16% 18.6 06/19/07 GE Energy Financial Services/Regency Energy Partners LP 603.0 25.23 1.4 2% 2% 132.3 Median - Highest % GP IDR Tier 19.6x Median - Less than 50% GP IDR Tier 22.2 Non-Controlling Interest A B C D E F G H Transaction Run Rate IDR Run Rate Value/ Transaction Transaction Common Cash Flow IDR % Cash Flow Run Rate IDR Date (Acquiror/Target) Value Unit Price Acquired Tier to GP Cash Flow 07/08/01 Investor Group/54% of Plains All American $40.8 $23.79 $0.9 2% 2% 43.2x 08/16/02 TransCanada/17.5% of Northern Border GP 12.0 37.25 1.8 25% NA 6.9 10/03/03 Goldman Sachs & Co./9.9% of GulfTerra Energy Partners 88.0 40.17 6.8 50% 30% 12.9 12/15/03 Enterprise Products Co./50.0% of GulfTerra Energy Partners 425.0 40.39 37.8 50% 31% 11.2 09/16/04 ONEOK/82.5% of Northern Border G.P. 154.5 41.05 9.2 25% 7% 16.8 07/27/04 Vulcan Capital/44.0% of Plains All American 62.0 33.37 9.6 25% 7% 14.7 Median - Highest % GP IDR Tier 12.1x Median - Less than 50% GP IDR Tier 15.7 NA

41 Comparable Acquisition Analysis 89.7% of MWE GP Interest (dollars in thousands) 2007 Q2 Annualized Distribution to 89.7% GP Interest (After-Tax) $15,344 16.0x - 21.0x Value Range $245,503 - $322,222 Relevant Value Range $250,000 - $320,000 Relevant Cash Flow Multiple

42 Comparable Acquisition Analysis MWE LP Units (dollars in millions, except per unit amounts) MLP Transactions Date Transaction EBITDA Announced Acquiror/Seller Value Multiple 06/06 Plains All American Pipeline/Pacific Energy Partners $2,315.0 13.7x 07/05 Valero L.P./Kaneb Pipe Line Partners L.P. 2,275.0 12.6 09/04 Enterprise Products Partners, L.P./GulfTerra Energy Partners, L.P. 4,939.0 11.8 10/97 Kinder Morgan Energy Partners/Santa Fe Pacific Pipeline Partners 1,473.0 12.7 Mean 12.7x Median 12.7 Natural Gas Midstream Asset Transactions Date Transaction EBITDA Announced Acquiror/Seller Value Multiple 06/07 Atlas Pipeline Partners, LP/100% Chaney Dell and 73% Midkiff/Benedum (Anadarko) $1,850.0 14.2x 05/07 DCP Midstream/Momentum Energy Group 635.0 NA 11/06 Williams Partners, L.P./74.9% Interest in Four Corners LLC (Williams Companies, Inc.) 1,223.0 9.4 07/06 Enterprise Products Partners L.P./Natural gas gathering systems and related gathering and processing contracts (Cerrito Gathering Co. Ltd) 325.0 NA 07/06 Regency Energy Partners, LP/TexStar Field Services LP (HM Capital Partners LLC) 352.1 8.8 04/06 Williams Partners, L.P./25.1% Interest in Four Corners LLC (Williams Companies, Inc.) 360.0 9.4 12/05 Southern Union Company/Sid Richardson Energy Services Company 1,600.0 11.5 10/05 Eagle Rock Energy, Inc.(Portfolio company of Natural Gas Partners)/Texas Gas Gathering and Processing Assets (ONEOK, Inc.) 528.0 8.7 08/05 Targa Resources, Inc.(Warburg Pincus LLC)/Dynegy Midstream Services LP 2,350.0 7.7 06/05 Copano Energy, L.L.C./ScissorTail Energy, LLC 500.0 9.1 05/05 ONEOK Inc./Midcontinent and Gulf Coast NGL Business (Koch) 1,350.0 9.6 04/05 Atlas Pipeline Partners L.P./ETC Oklahoma Pipeline, Ltd. (Energy Transfer Partners) 190.0 9.5 01/05 Energy Transfer Partners, L.P./Houston Pipe Line Company (AEP Corp.) 825.0 11.8 04/04 Energy Transfer Partners, L.P./TXU Fuel Co. (TXU Corp.) 502.0 10.0 11/03 Heritage Propane Partners/Energy Transfer Company 1,102.0 8.8 12/01 Kinder Morgan Energy Partners/Tejas Gas (InterGen) 750.0 10.0 10/01 Enbridge Energy Partners/Koch East Texas 230.5 8.8 09/01 TEPPCO Partners LP/Jonah Gas Gathering (Alberta Energy Co.) 360.0 8.0 01/01 American Electric Power/Houston Pipe Line Company (Enron) 726.6 9.7 08/00 Duke Energy/Market Hub Partners (NiSource Inc.) 400.0 14.3 Mean 10.0x Median 9.5

43 Comparable Acquisition Analysis MWE LP Units (dollars in thousands, except per unit amounts) ____________________ (1) Compares to IBES consensus EBITDA estimate of $169.8 million. (2) Relevant value to MWP assumes a current tax liability upon sale of negative $8.90 and a tax rate of 37.7%. LTM EBITDA (6/30/07) $146,003 Relevant Multiple Range 9.5x - 13.5x Enterprise Value Range $1,387,033 $1,971,047 Less: Net Debt (6/30/07) (496,624) Equity Value Range $890,409 $1,474,423 Value Range per MWE Unit $24.39 - $40.40 2007E MWE EBITDA (1) $158,188 Relevant Multiple Range 9.0x - 13.0x Enterprise Value Range $1,423,688 $2,056,439 Less: Net Debt (6/30/07) (496,624) Equity Value Range $927,064 $1,559,815 Value Range per MWE Unit $25.40 - $42.73 Relevant MWE Unit Value Range $25.00 - $43.00 Relevant Value to MWP (2) $60,000 - $120,000

Cost of Equity

44 Cost of Equity GP Comparables Capital Asset Pricing Method ____________________ (1) Source: Ibbottson & Associates. (2) Thirty year government bond yield plus the historical spread between the long bond and the S&P 500. (3) Thirty year government bond yield less the historical spread between the long bond and the three month bill. (4) Source: Bloomberg ("2 Year 104 Point"). (5) Book value of net debt to market value of equity. (6) Unlevered beta equals (levered Beta/(1 + ((1 - tax rate) * debt/equity))). Three Month Treasury Bill (08/31/2007) 4.12% 4.116 Estimated Future Market Return (2) 10.04% Thirty Year Government Bond (08/31/2007) 4.84% 4.835 Estimated Future Risk Free Rate (3) 3.44% Historical Spread Between Long Bond & Bill (1) 1.40% Estimated Differential 6.60% Historical Spread Between Long Bond & S&P 500 (1) 5.20% Levered Assumed Net Debt Unlevered Levered Unlevered Company Beta (4) Tax Rate Equity (5) Beta (6) Return Return Alliance Holdings GP, L.P. AHGP 0.49 0.0% (0.0%) 0.49 6.7% 6.7% Atlas Pipeline Holdings, L.P. AHD 0.68 0.0% (0.0%) 0.68 7.9% 7.9% Buckeye GP Holdings, L.P. BGH 0.40 0.0% 1.8% 0.39 6.1% 6.0% Crosstex Energy Inc. XTXI 0.97 35.0% (0.5%) 0.97 9.8% 9.9% Energy Transfer Equity L.P. ETE 0.38 0.0% 19.1% 0.32 5.9% 5.5% Enterprise GP Holdings L.P. EPE 0.71 0.0% 34.0% 0.53 8.1% 6.9% Hiland Holdings GP, L.P. HPGP 0.28 0.0% 0.0% 0.28 5.3% 5.3% Inergy Holdings, L.P. NRGP 0.41 0.0% 3.2% 0.40 6.1% 6.1% Magellan Midstream Holdings, L.P. MGG 0.68 0.0% (0.7%) 0.68 7.9% 8.0% Penn Virginia GP, L.P. PVG 0.65 0.0% (0.8%) 0.66 7.7% 7.8% Nustar GP Holdings LLC VEH 1.07 0.0% (0.2%) 1.07 10.5% 10.5% Average 0.61 3.2% 5.1% 0.59 7.5% 7.3% Net Debt/ Equity Cost of Equity at Various Unlevered Beta and Capital Structures Cap Structure 0.500 0.550 0.600 0.650 0.700 (20.0%) 6.1% 6.3% 6.6% 6.9% 7.1% (10.0%) 6.4% 6.7% 7.0% 7.3% 7.6% 0.0% 6.7% 7.1% 7.4% 7.7% 8.1% 10.0% 7.1% 7.4% 7.8% 8.2% 8.5% 20.0% 7.4% 7.8% 8.2% 8.6% 9.0% 30.0% 7.7% 8.2% 8.6% 9.0% 9.4%

45 Cost of Equity MLP Comparables Capital Asset Pricing Method ____________________ (1) Source: Ibbottson & Associates. (2) Thirty year government bond yield plus the historical spread between the long bond and the S&P 500. (3) Thirty year government bond yield less the historical spread between the long bond and the three month bill. (4) Source: Bloomberg ("2 Year 104 Point"). (5) Book value of net debt to market value of equity. (6) Unlevered beta equals (levered Beta/(1 + ((1 - tax rate) * debt/equity))). Three Month Treasury Bill (08/31/2007) 4.12% Estimated Future Market Return (2) 10.04% Thirty Year Government Bond (08/31/2007) 4.84% Estimated Future Risk Free Rate (3) 3.44% Historical Spread Between Long Bond & Bill (1) 1.40% Estimated Differential 6.60% Historical Spread Between Long Bond & S&P 500 (1) 5.20% Levered Assumed Net Debt Unlevered Levered Unlevered Company Beta (4) Tax Rate Equity (5) Beta (6) Return Return Atlas Pipeline Partners 0.58 0.0% 59.5% 0.36 7.3% 5.8% Copano Energy, L.L.C. 0.61 0.0% 15.0% 0.53 7.5% 6.9% Crosstex Energy 0.74 0.0% 72.3% 0.43 8.3% 6.3% DCP Midstream Partners 0.57 0.0% 38.8% 0.41 7.2% 6.1% Duncan Energy Partners LP 0.77 0.0% 32.4% 0.58 8.5% 7.3% Eagle Rock Energy Partners 0.61 0.0% 40.3% 0.43 7.5% 6.3% Hiland Partners LC 0.59 0.0% 33.3% 0.44 7.3% 6.4% Regency Energy Partners 0.44 0.0% 18.6% 0.37 6.3% 5.9% Targa Resource Partners 0.45 0.0% 28.6% 0.35 6.4% 5.7% Williams Partners 0.83 0.0% 43.9% 0.58 8.9% 7.2% Average 0.62 0.0% 38.3% 0.45 7.5% 6.4% Net Debt/ Equity Cost of Equity at Various Unlevered Beta and Capital Structures Cap Structure 0.400 0.425 0.450 0.475 0.500 20.0% 6.6% 6.8% 7.0% 7.2% 7.4% 30.0% 6.9% 7.1% 7.3% 7.5% 7.7% 40.0% 7.1% 7.4% 7.6% 7.8% 8.1% 50.0% 7.4% 7.6% 7.9% 8.1% 8.4% 60.0% 7.7% 7.9% 8.2% 8.5% 8.7% 70.0% 7.9% 8.2% 8.5% 8.8% 9.0%

Pro Forma Analysis

46 Pro Forma Analysis Key Assumptions Merrill Lynch has analyzed the pro forma impact of the acquisition of MWP by MWE for $20.00 in cash and 1.285 MWE units, or approximately $735 million of total Merger/Redemption Consideration as of August 31, 2007. Two pro forma cases have been assumed: Base Case assuming no incremental annual acquisitions by MWE Additional Acquisition Case assuming incremental annual acquisitions of $200 million throughout the forecast period beyond MWE stand alone projections based on MWE and MWP management guidance Consummated at 10.0x current year EBITDA (as compared to 8.0x on a stand alone basis) All other financing and operating assumptions identical to Base Case SG&A savings of $2.5 million per year from removal of MWP as a publicly traded entity 8.5% interest rate on acquisition debt Pro forma distribution coverage equal to 1.15x as provided by MWE management and adjusted as necessary to maintain a slightly increasing distribution per unit IDRs valued (for tax calculation purposes) as total purchase price less value of MWE LP units owned, cash and the estimated value of the Frac Spread Business

47 Pro Forma Analysis Key Assumptions (cont’d) MWP is assumed to become a wholly-owned subsidiary of MWE, and approximately 21.9 million Class A Units at a value of $29.01 (as provided by MWE management assuming a 6.25% yield and the expected 2007E distribution per Class A Unit) are assumed to be exchanged for the approximately $470 million net value of the MWE GP interest and the approximately $167 million MWE LP interest held by MWP The Class A Units are a new class of units representing limited partnership interests in MWE. Pursuant to the Transaction, the Class A Units to be owned within the MWP subsidiary of MWE will receive lower distributions per unit than other MWE LP units as they will not participate in the cash flow of the MWP subsidiary The MWP subsidiary is projected to undertake $225 million of leverage at an assumed interest rate of 8.50% in connection with the Redemption Merrill Lynch has assumed that the current and former management of MWP/MWE that currently own the other 10.3% MWE GP interest will sell such interest to MWE for approximately $51.0 million consisting of cash consideration of approximately $16.7 million and 1.1 million MWE units valued at the August 31, 2007 price of $31.88 per MWE unit for the analysis herein (Note: Merrill Lynch understands MWE is still negotiating acquisition of 1.6% of Class B Membership Interests) Tax depreciation at MWE and the MWP subsidiary as provided by MWE management

48 Overview ($60.97 Per MWP Share Purchase Price) General (dollars in thousands, except per unit amounts) Implied 89.7% GP Interest Value (dollars in thousands) Pro Forma Analysis Class A Unit Issuance (dollars in thousands, except per unit amounts) ____________________ (1) Based on 30 day MWE volume weighted average price of $33.58. MWP Subsidiary Income/Dividend to MWE (dollars in thousands) Assumptions Transaction Effective Date 01/01/08 MWE Unit Price (As of 08/31/07) $31.88 Value of Frac Spread Business $46,000 Transaction Overview MWP Purchase Price $60.97 Shares Outstanding 12,053 Implied Value $734,842 Purchase Price $734,842 Less: Value of MWE Units Owned (1)(2) (166,872) Less: Net Cash (12/31/07) (52,343) Less: Value of Frac Spread Business (46,000) Net Purchase Price $469,628 Class A Units Issued in Exchange for 89.7% GP Interest and MWE LP Units Owned by MWP: Net GP Purchase Price $469,628 Plus: Value of MWE Units Owned (1) 166,872 $636,500 $29.01 Class A Common Units Issued 21,941 Years Ending December 31, 2008E 2009E 2010E 2011E 2012E Class A Units Issued and Outstanding 21,941 21,941 21,941 21,941 21,941 Class A Units Distribution per Unit $1.92 $2.13 $2.15 $2.24 $2.34 $42,146 $46,798 $47,223 $49,123 $51,446 Debt at MWP Subsidiary $225,000 $225,000 $225,000 $225,000 $225,000 8.50% 8.50% 8.50% 8.50% 8.50% Annual MWP Subsidiary Interest Expense $19,125 $19,125 $19,125 $19,125 $19,125 Frac Spread Operating Income $13,352 $6,067 $6,902 $6,759 $8,511 Plus: Taxable Income Allocation from MWP Before Depreciation 56,056 61,633 61,067 64,271 67,512 Less: Tax Depreciation Allocation from MWE (15,982) (17,746) (17,949) (16,960) (16,528) Less: Interest Expense (19,125) (19,125) (19,125) (19,125) (19,125) Taxable Income 34,301 30,830 30,896 34,944 40,371 Income Tax Rate 37.7% 37.7% 37.7% 37.7% 37.7% Income Tax $12,931 $11,623 $11,648 $13,174 $15,220 Frac Spread Operating Income $13,352 $6,067 $6,902 $6,759 $8,511 Plus: Class A Common Unit Distribution 42,146 46,798 47,223 49,123 51,446 Less: Interest Expense (19,125) (19,125) (19,125) (19,125) (19,125) Less: Income Taxes (12,931) (11,623) (11,648) (13,174) (15,220) Cash Dividend Payment to MWE $23,442 $22,117 $23,352 $23,583 $25,612 Interest Rate on MWP Subsidiary's Debt Annual Class A Unit Distributions Issuance Price Provided by MWE Management Total Value Exchanged for Class A Common Units

49 Pro Forma Analysis Sources & Uses(1) (dollars and units in thousands) Overview ($60.97 Per MWP Share Purchase Price) (cont'd) ____________________ (1) Note: Merrill Lynch understands MWE is still negotiating acquisition of 1.6% of Class B Membership Interests. Sources and Uses of Funds Equity Issuance Overview Use of Funds: Amount Source of Funds: Amount Unit Consideration for MWP Shareholders $493,775 MWE Units $528,041 Cash Consideration for MWP Shareholders 241,067 MWP Available Cash on Hand 22,667 Unit Consideration for Buyout of Class B Membership Interest 34,266 MWE Available Cash on Hand 23,329 Cash Consideration for Buyout of Class B Membership Interest 16,729 New MWP Debt 225,000 Transaction Fees 13,200 Total $799,037 Total $799,037 Equity Issuance Overview % of Consideration in Units 67.2% % of Consideration in Cash 32.8% Purchase of MWP Interest Funded by Units $493,775 MWE Current Unit Price $31.88 New Units Issued 15,489 Purchase of Management Interest Funded by Units $34,266 MWE Current Unit Price $31.88 New Units Issued 1,075 Total Purchase Funded by Units $528,041 MWE Current Unit Price $31.88 Total New Units Issued 16,563 Total Purchase Funded by both MWP and MWE Cash on Hand and Debt Raised $270,996 Unit Consideration for Buyout of Class B Membership Interest $34,266 Cash Consideration for Buyout of Class B Membership Interest 16,729 Total Value of Class B Management Interest Buyout $50,995

50 Pro Forma Analysis Pro Forma Ownership (dollars and units in thousands) Overview ($60.97 Per MWP Share Purchase Price) (cont'd) MWE Units Issued and Exchanged in Transaction Transaction Adjustments Resulting Exchange MWE Units MWP Ownership Holder Shares % Ownership Ratio Issued John Fox 5,382,537 44.7% 1.285 6,916,560 Other MWP Shareholders 6,670,819 55.3% 1.285 8,572,002 Total Diluted Shares 12,053,356 Units Issued for Management GP Interest 1,074,836 Units Exchanged for 89.7% Net GP Interest 21,940,705 Total Units Issued and Exchanged 38,504,103 Current MWE Ownership MWE Holder LP Units % Ownership John Fox 180,924 0.5% MWE Management 342,566 0.9% MWP 4,938,992 13.5% Public 31,037,427 85.0% Total Units 36,499,909 Pro Forma MWE Ownership MWE Pro Forma Holder LP Units % Ownership John Fox 7,097,484 10.1% Management 1,417,402 2.0% Current Public MWE Unitholders 31,037,427 44.3% Current Other MWP Shareholders 8,572,002 12.2% MWP Subsidiary of MWE 21,940,705 31.3% Total Units 70,065,020

51 Pro Forma Analysis Base Case (dollars in thousands, except per unit amounts) Pro Forma Projections ($60.97 per MWP Share Purchase Price) On a stand alone basis and based on the MWE projections contained herein, MWE would have paid aggregate distributions to its general partner of $237.0 million over the 2008E to 2012E forecast period. ____________________ (1) Equals frac spread operating income plus distributions on MWE LP units owned by MWP less interest expense and income taxes. (2) EBITDA includes other non-cash items. Years Ending December 31, '08E - '12E 2008E 2009E 2010E 2011E 2012E CAGR MWE EBITDA $201,027 $234,483 $243,581 $264,653 $284,252 9.0% Plus: Other Non-Cash Items 17,116 15,295 15,295 15,295 15,295 Less: Interest Expense (55,875) (61,725) (68,207) (72,383) (76,364) Less: Tax Depreciation (123,827) (129,257) (134,964) (139,050) (145,024) Taxable Income Before MWP Dividend Payment 38,441 58,796 55,705 68,515 78,158 MWP Dividend (1) 23,442 22,117 23,352 23,583 25,612 MWE Taxable Income 61,883 80,913 79,057 92,098 103,770 Plus: Depreciation 123,827 129,257 134,964 139,050 145,024 Plus: Non-Cash Interest Expense 2,912 2,912 2,912 2,912 2,912 Less: Maintenance Capital Expenditures (4,566) (7,431) (6,541) (7,291) (8,041) Base Distributable Cash Flow 184,056 205,652 210,393 226,769 243,666 Less: MWP Dividend (1) (23,442) (22,117) (23,352) (23,583) (25,612) Pro Forma Distributable Cash Flow Available to Units Owned by MWP Subsidiary $160,615 $183,535 $187,041 $203,186 $218,054 7.9% Assumed Pro Forma Distribution Coverage 1.15x 1.15x 1.13x 1.15x 1.15x Cash Flow Available for Distribution to LP Units Owned by MWP Subsidiary 139,667 159,597 165,523 176,684 189,612 Pro Forma Total Weighted Average LP Units Outstanding 72,708 74,826 76,905 78,915 80,866 Pro Forma Distribution per LP Unit Owned by MWP Subsidiary $1.92 $2.13 $2.15 $2.24 $2.34 LP Units Owned by MWP Sub 21,941 21,941 21,941 21,941 21,941 Cash Flow Distributed to LP Units Owned by MWP Subsidiary $42,146 $46,798 $47,223 $49,123 $51,446 Base Distributable Cash Flow $184,056 $205,652 $210,393 $226,769 $243,666 Assumed Pro Forma Distribution Coverage 1.15x 1.15x 1.13x 1.15x 1.15x Total Cash Flow Distributed $160,051 $178,830 $186,189 $197,190 $211,883 Less: Cash Flow Distributed to LP Units Owned by MWP Subsidiary (42,146) (46,798) (47,223) (49,123) (51,446) Cash Flow Available for Distribution to LP Units Not Owned by MWP Subsidiary $117,905 $132,032 $138,965 $148,067 $160,438 Pro Forma Weighted Average LP Units Outstanding (Excluding LP Units Owned by MWP Subsidiary) 50,739 52,873 54,950 56,965 58,911 Pro Forma Distribution per Unit to LP Units Not Owned by MWP Subsidiary $2.32 $2.50 $2.53 $2.60 $2.72 4.0% Stand Alone Distribution per LP Unit (Accretion/Dilution) 2.4% 5.3% 5.3% 6.2% 9.6% Implied Unit Price @ 6.50% Yield $35.75 $38.42 $38.91 $39.99 $41.90 Implied Unit Price at 5.50% Yield $42.25 $45.40 $45.98 $47.26 $49.52 4.0% Implied Stand Alone Unit Price Accretion/(Dilution) @ 5.50% Yield 21.1% 24.4% 24.4% 25.6% 29.5% Base Pro Forma Distributable Cash Flow per Unit Not Owned by MWP Subsidiary $2.67 $2.87 $2.86 $2.99 $3.13 4.0% Stand Alone Distributable Cash Flow per Unit Accretion/(Dilution) 2.1% 4.5% 7.8% 10.9% 15.0% Total Debt $977,374 $1,073,220 $1,127,835 $1,177,929 $1,221,005 Total Debt/EBITDA (2) 4.2x 4.2x 4.2x 4.1x 4.0x EBITDA (2) /Interest 4.1 4.1 3.9 4.0 4.0 Base Case

52 Pro Forma Analysis Additional Acquisition Case (dollars in thousands, except per unit amounts) Pro Forma Projections ($60.97 per MWP Share Purchase Price) (cont'd) On a stand alone basis and based on the MWE projections contained herein, MWE would have paid aggregate distributions to its general partner of $302.6 million over the 2008E to 2012E forecast period. ____________________ (1) Equals frac spread operating income plus distributions on MWE LP units owned by MWP less interest expense and income taxes. (2) EBITDA includes other non-cash items. Years Ending December 31, '08E - '12E 2008E 2009E 2010E 2011E 2012E CAGR MWE EBITDA $201,027 $234,483 $243,581 $264,653 $284,252 9.0% Plus: Other Non-Cash Items 17,116 15,295 15,295 15,295 15,295 Less: Interest Expense (55,875) (61,725) (68,207) (72,383) (76,364) Less: Tax Depreciation (135,059) (162,973) (191,165) (217,722) (234,948) Taxable Income Before MWP Dividend Payment 27,209 25,080 (495) (10,157) (11,766) MWP Dividend (1) 25,742 28,471 33,576 37,203 41,297 MWE Taxable Income 52,951 53,551 33,081 27,046 29,531 Plus: Depreciation 135,059 162,973 191,165 217,722 234,948 Plus: Non-Cash Interest Expense 2,912 2,912 2,912 2,912 2,912 Less: Maintenance Capital Expenditures (4,566) (7,431) (6,541) (7,291) (8,041) Base Distributable Cash Flow 186,357 212,006 220,616 240,390 259,351 Plus: Additional EBITDA from Incremental Acquisitions 10,000 30,000 50,000 70,000 90,000 Less: Additional Interest Expense from Incremental Acquisitions (3,300) (9,900) (16,500) (23,100) (29,700) Less: Additional Maintenance Capex from Incremental Acquisitions (400) (1,200) (2,000) (2,800) (3,600) Plus: Incremental Distributable Cash Flow 6,300 18,900 31,500 44,100 56,700 Less: MWP Dividend (1) (25,742) (28,471) (33,576) (37,203) (41,297) Pro Forma Distributable Cash Flow Available to Units Owned by MWP Subsidiary $166,915 $202,435 $218,541 $247,286 $274,754 13.3% Assumed Pro Forma Distribution Coverage 1.15x 1.15x 1.13x 1.15x 1.15x Cash Flow Available for Distribution to LP Units Owned by MWP Subsidiary 145,145 176,032 193,399 215,031 238,916 Pro Forma Total Weighted Average LP Units Outstanding 74,237 78,854 83,227 87,342 91,271 Pro Forma Distribution per LP Unit Owned by MWP Subsidiary $1.96 $2.23 $2.32 $2.46 $2.62 LP Units Owned by MWP Sub 21,941 21,941 21,941 21,941 21,941 Cash Flow Distributed to LP Units Owned by MWP Subsidiary $42,898 $48,980 $50,985 $54,017 $57,433 Base Distributable Cash Flow $192,657 $230,906 $252,116 $284,490 $316,051 Assumed Pro Forma Distribution Coverage 1.15x 1.15x 1.13x 1.15x 1.15x Total Cash Flow Distributed $167,529 $200,790 $223,112 $247,382 $274,827 Less: Cash Flow Distributed to LP Units Owned by MWP Subsidiary (42,898) (48,980) (50,985) (54,017) (57,433) Cash Flow Available for Distribution to LP Units Not Owned by MWP Subsidiary $124,632 $151,810 $172,127 $193,365 $217,394 Pro Forma Weighted Average LP Units Outstanding (Excluding LP Units Owned by MWP Subsidiary) 52,230 56,884 61,255 65,379 69,301 Pro Forma Distribution per Unit to LP Units Not Owned by MWP Subsidiary $2.39 $2.67 $2.81 $2.96 $3.14 7.1% Stand Alone Distribution per LP Unit (Accretion/Dilution) 5.2% 12.5% 17.0% 20.9% 26.2% Implied Unit Price @ 6.50% Yield $36.71 $41.06 $43.23 $45.50 $48.26 Implied Unit Price at 5.50% Yield $43.39 $48.52 $51.09 $53.77 $57.04 7.1% Implied Stand Alone Unit Price Accretion/(Dilution) @ 5.50% Yield 24.3% 33.0% 38.2% 42.9% 49.2% Base Pro Forma Distributable Cash Flow per Unit Not Owned by MWP Subsidiary $2.74 $3.07 $3.17 $3.40 $3.61 7.1% Stand Alone Distributable Cash Flow per Unit Accretion/(Dilution) 4.8% 11.7% 19.8% 26.2% 32.4% Total Debt $1,057,374 $1,233,220 $1,367,835 $1,497,929 $1,621,005 Total Debt/EBITDA (2) 4.4x 4.3x 4.3x 4.2x 4.1x EBITDA (2) /Interest 4.3 4.6 4.6 4.9 5.2 Additional Acquisition Case

53 Pro Forma Analysis Distributable Cash Flow Per MWE LP Unit Stand Alone $60.97 Per MWP Share Purchase Price (Additional Acquisition Case) $60.97 Per MWP Share Purchase Price 2008E 2009E $0 $2.67 / 2.1% $2.87 / 4.5% 200 2.74 / 4.8% 3.07 / 11.7% 400 2.79 / 6.5% 3.20 / 16.3% 600 2.83 / 8.3% 3.32 / 20.9% 800 2.88 / 10.0% 3.44 / 25.3% 1,000 2.93 / 11.7% 3.56 / 29.6% Additional Acquisition Case Distributable Cash Flow Per LP Unit / Accretion/(Dilution) $60.97 Purchase Price per MWP Share Incremental Acquisitions ($MM) $2.62 $2.75 $2.65 $2.69 $2.72 $2.67 $2.87 $2.86 $2.99 $3.13 $2.74 $3.07 $3.17 $3.40 $3.61 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 2008E 2009E 2010E 2011E 2012E (Distributable Cash Flow per LP Unit)

54 Pro Forma Analysis Implied MWE Unit Price ____________________ (1) Assumes a 6.5% yield. (2) Assumes a 5.5% yield. $60.97 Per MWP Share Purchase Price (Base Case @ 6.50% Yield) Stand Alone(1) $60.97 Per MWP Share Purchase Price (Additional Acquisition Case)(2) $60.97 Per MWP Share Purchase Price (Base Case @ 5.50% Yield) 2008E $0 $42.25 / 21.1% $45.40 / 24.4% 200 43.39 / 24.3% 48.52 / 33.0% 400 44.12 / 26.4% 50.55 / 38.5% 600 44.84 / 28.5% 52.52 / 43.9% 800 45.57 / 30.6% 54.45 / 49.2% 1,000 46.29 / 32.6% 56.34 / 54.4% Implied MWP Unit Price / Accretion/(Dilution) Incremental Acquisitions ($MM) 2009E $60.97 Purchase Price per MWP Share Additional Acquisition Case $34.90 $36.49 $36.96 $37.64 $38.24 $35.75 $38.42 $38.91 $39.99 $41.90 $45.40 $45.98 $47.26 $49.52 $43.39 $48.52 $51.09 $53.77 $57.04 $42.25 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 2008E 2009E 2010E 2011E 2012E (Implied Unit Price)

55 Disclaimers Merrill Lynch prohibits (a) employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change such rating or price target, as consideration or inducement for the receipt of business or for compensation, and (b) Research Analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients. This proposal is confidential, for your private use only, and may not be shared with others (other than your advisors) without Merrill Lynch's written permission, except that you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the proposal and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure. For purposes of the preceding sentence, tax refers to U.S. federal and state tax. This proposal is for discussion purposes only. Merrill Lynch is not an expert on, and does not render opinions regarding, legal, accounting, regulatory or tax matters. You should consult with your advisors concerning these matters before undertaking the proposed transaction.